                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           NEW BEVERLY HOLDINGS, INC.

        The undersigned, Robert W. Pommerville and Holly A. Odom, certify that they are the Executive Vice President, General Counsel and Secretary and the Assistant Secretary, respectively, of New Beverly Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:

        1. The name of the Corporation is currently New Beverly Holdings, Inc., the name under which it was originally incorporated.

        2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on April 15, 1997.

        3. The Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on November 21, 1997.

        4. This Certificate of Amendment of Certificate of Incorporation was duly adopted by the sole stockholder of the Corporation in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

        5. The Restated Certificate of Incorporation of the Corporation is amended hereby by changing Article I thereof so that, as amended said Article shall be and read as follows:

                                   "ARTICLE I

            The name of the Corporation is Beverly Enterprises, Inc."

        IN WITNESS WHEREOF, the undersigned have executed this instrument as of this ____ day of December, 1997.


                                   ---------------------------------------------
                                   Robert W. Pommerville
                                   Executive Vice President, General Counsel and Secretary

Attest:


---------------------------
Holly A. Odom
Assistant Secretary